Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 12, 2021 relating to the financial statements of Coupang, LLC, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-253030) of Coupang, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-253030) incorporated by reference in this Registration Statement.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
March 10, 2021